FOR IMMEDIATE RELEASE

MEDIA CONTACT:
Ron Arp 360.601.2991
rarp@amplifygroup.com

METRO ONE TELECOMMUNICATIONS RECEIVES
NASDAQ STAFF DETERMINATION LETTER

        PORTLAND, Ore. (July 31, 2008) – Metro One Telecommunications, Inc. (Nasdaq: INFO) (the “Company”) announced today that it has received a Nasdaq Staff Determination letter dated July 25, 2008, indicating that the Company has not presented a definitive plan evidencing its ability to achieve compliance with the continued listing requirements of The Nasdaq Capital Market. The Nasdaq staff letter further states that, unless the Company requests a hearing to appeal the staff determination, trading of the Company’s common stock will be suspended at the opening of business on August 5, 2008, and the common stock will be delisted. The Company intends to request a hearing to appeal the staff determination, which request will stay the delisting until the appeal is resolved. There can be no assurance that Nasdaq will grant the Company’s request for continued listing.

        The Nasdaq Staff Determination follows prior correspondence from Nasdaq dated May 22, 2008, regarding the Company’s failure to comply with minimum stockholders’ equity requirements under Nasdaq Marketplace Rule 4310(c)(3). This letter was disclosed by the Company in a press release dated May 29, 2008.

About Metro One Telecommunications

        Based in the Portland, Ore., suburb of Beaverton, Metro One is an information services provider, offering inbound and outbound contact services, data and analytics, and related services. In the past two years, the company has processed more than 300 million search requests for information.

Safe Harbor Statement

        This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results or occurrences to differ materially from those suggested by the forward-looking statements, including, but not limited to, factors detailed in the Company’s Securities and Exchange Commission filings. The forward-looking statements should be considered in light of these risks and uncertainties. There can be no assurance that Metro One will be able to maintain its listing on Nasdaq.